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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National HealthCare Corporation
Murfreesboro, Tennessee

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-61451) and Form S-8 (No. 333-61459) of our reports dated March 10, 2006, relating to the consolidated financial statements, financial statement schedule and effectiveness of the Company's internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/BDO Seidman, LLP
Memphis, Tennessee
March 13, 2006